UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2007

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Park, Franklin, Massachusetts	02038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On April 26, 2007, the Compensation Committee of the Board of Directors of PLC Systems Inc. (the “Registrant”) adopted bonus arrangements for Mark R. Tauscher, the Registrant’s President and Chief Executive Officer, James G. Thomasch, the Registrant’s Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer, Kenneth J. Luppi, the Registrant’s Vice President of Operations, and Dr. Robert I. Rudko, the Registrant’s Chief Scientific Officer.  Messrs. Tauscher, Thomasch and Luppi and Dr. Rudko will each receive a bonus based 10% on the financial performance of the Registrant’s transmyocardial revascularization (“TMR”) business during the fiscal year ending December 31, 2007, 25% on the attainment of defined milestones in its TMR business during the fiscal year ending December 31, 2007 and 65% on the attainment of defined milestones in its RenalGuard business during the fiscal year ending December 31, 2007.  The target bonus payment for Mr. Tauscher is 50% of his base salary, for Mr. Thomasch is 40% of his base salary, and for Mr. Luppi and Dr. Rudko is 30% of each of their respective base salaries.  The target bonus payments may be adjusted downwards if the financial performance of the Registrant’s TMR business does not meet the targets or the Registrant does not attain the defined milestones.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS INC.

Date: May 1, 2007	By:	/s/ James G. Thomasch
James G. Thomasch, Senior Vice President, Finance and Administration and Chief Financial Officer